SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event) March 22, 2002


                 Golden Eagle International, Inc.
                ---------------------------------
     (Exact Name of Registrant as Specified in its Charter)


    Colorado                       0-23726                   84-1116515
--------------------             ----------                ----------------
(State or Other                  (Commission               (I.R.S. Employer
Jurisdiction of                   File Number)             Identification
Incorporation)                                                  No.)


12401 South 450 East, Building D2, Suite A, Salt Lake City, Utah 84020
---------------------------------------------------------------------
       (Address of Principal Executive Offices) (Zip Code)


                          (801) 619-9320
                   ---------------------------
      (Registrant's Telephone Number, Including Area Code)


                         Not Applicable
           --------------------------------------------
 (Former Name or Former Address, If Changed Since Last Report.)

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      Oatley, Bystrom & Hansen, a professional corporation of certified public accountants ("Oatley") was the independent accounting firm for Golden Eagle International, Inc., a Colorado corporation (the "Company"), for the fiscal years ended December 31, 1999 and 2000. Oatley audited the Company's financial statements for the fiscal years ended December 31, 1999 and 2000. Oatley's reports for these fiscal years contained a going concern qualification as follows:

      "The accompanying consolidated financial statements have been presented assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As discussed in Note A to the financial statements, the Company had significant working capital and stockholders' deficits as of December 31, 2000 and has incurred substantial losses since its inception.
The Company presently has no product or producing properties and requires significant additional financing to satisfy its outstanding obligations and commence operations. In addition, the Company's ability to conduct future operations remains subject to other risks, including inexperienced management, operations in isolated regions of Bolivia, and the concentration of efforts in a single undeveloped area. Unless the Company successfully obtains suitable significant additional financing there is substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note A. The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty."

      Oatley's business was acquired by Gordon, Hughes & Banks, LLP ("GHB"), and the principal accountant who had been responsible for the Company's audit during the years ended December 31, 2000 and 1999 became employed by GHB. Consequently, on March 12, 2002, the Company engaged GHB ("GHB") to act as the independent accounting firm for the Company. As a result, Oatley was not retained. The Company had not consulted with GHB prior to its acquisition of Oatley, although it did consult with GHB prior to March 12, 2002, in connection with the transition of the Company's audit functions to GHB.

      Prior to GHB becoming the independent accountants for the Company, neither the Company, nor anyone on its behalf, consulted with GHB regarding the application of accounting principles to a specific or contemplated transaction. Neither the Company nor anyone on its behalf consulted with GHB regarding the type of audit opinion that might be rendered on the Company's financial statements or any matter that was the subject of a disagreement or event as defined at Item 304(a)(2) of Regulation S-B.

     The decision to change accountants was recommended and approved by the board of directors of the Company. During the period from January 1, 1999 to December 31, 2001, and through the date of this report, there were no disagreements with Oatley on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Oatley, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the Company's financial statements as described on Item 304(a)(1)(iv)(A). In addition, there were no such events as described under Item 304(a)(1)(iv)(B) of Regulation S-B during such periods.

     The Company has provided Oatley with a copy of the disclosures it is making herein in response to Item 304(a) of Regulation S-B, and has requested that Oatley provide its response letter, addressed to the United States Securities and Exchange Commission, pursuant to Item 304(a)(3) of Regulation S-B, stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of Oatley's letter is attached as an exhibit to this Current Report on Form 8-K.

     The Company has provided GHB with a copy of the disclosures it is making in response to Item 304(a)(2) of Regulation S-B, and GHB has indicated that no response letter will be forthcoming.

ITEM 5.  OTHER MATTERS

     As reported in previous financial statements, the Company owes a significant amount of accrued but unpaid salary to Terry C. Turner, its president, chief executive officer and a director, as well as to Mary L. Erickson, formerly the Company's president and formerly a director. As of December 31, 2001, the amounts owed to, but not paid to, Mr. Turner and Ms. Erickson were:

      Mr. Turner              $ 990,012
      Ms. Erickson            $ 462,114

Mr. Turner and Ms. Erickson each agreed to waive payment of $ 443,772 and $462,114, respectively, as of December 31, 2001, and, consequently, such amounts are no longer owing to either person. The Company's financial statements for the year ended December 31, 2001, will reflect a reduction in liabilities of $ 905,886 as a result of these waivers.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

c.    Exhibits:

      Exhibit
      Number       Description

      16.1 letter of Oatley, Bystrom & Hansen, a professional corporation of certified public accountants, addressed to the United States Securities and Exchange Commission


                           SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            GOLDEN EAGLE INTERNATIONAL,  INC. (Registrant)


Date: March 22, 2002    By: /S/  Terry C. Turner
                           ---------------------------------------------
                           Terry C. Turner, President and Chief Executive
                           Officer


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